                                                                    Exhibit 23.2

           CONSENT OF BDO VON RIEGEN, LIENAU, SUCKER & PARTNER GMBH,
                              INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated April 6, 2000, in the Registration Statement (Form S-1) and related Prospectus of Bruker
Daltonics Inc. for the registration of shares of its common stock.


Bremen/Federal Republic of Germany, this 8th day of June, 2000


BDO von Riegen, Lienau, Sucker & Partner GmbH

Wirtschaftsprufungsgesellschaft


/s/ Sucker                                     /s/ Glier

Sucker                                         Glier
Wirtschaftsprufer                              Wirtschaftsprufer